                                  EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of U.S. Physical Therapy, Inc. (the "registrant") on Form 10-K for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, Christopher J. Reading, Lawrence W. McAfee and David Richardson, Chief Executive Officer, Chief Financial Officer and Controller, respectively, of the registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

      (1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

March 8, 2006

/s/ Christopher J. Reading
------------------------------
Christopher J. Reading
Chief Executive Officer


/s/ Lawrance W. McAfee
------------------------------
Lawrance W. McAfee
Chief Financial Officer


/s/ David Richardson
------------------------------
David Richardson
Vice President and Controller


A signed original of this written statement required by Section 906 has been provided to U. S. Physical Therapy, Inc. and will be retained by U. S. Physical Therapy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.